EXHIBIT 10.56


                             COLLABORATIVE AGREEMENT




                                     between






                              INCYTE GENOMICS, INC.




                                       and






                           CORVAS INTERNATIONAL, INC.




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                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                            UNDER 17 C.F.R. SS.SS. 200.80(b)(4),
                                                            200.83 AND 240.24b-2



         This Agreement is entered into as of July 30, 2001 (the "Effective Date") by and between Corvas International, a Delaware corporation ("Corvas"), having its principal place of business at 3030 Science Park Road, San Diego, CA 92121, and Incyte Genomics, Inc., a Delaware corporation ("Incyte"), having its principal place of business at 3160 Porter Drive, Palo Alto, CA 94304.


RECITALS
--------


         WHEREAS, Incyte owns or has rights in certain patent rights and know-how regarding certain high-throughput partial cDNA sequencing, cloning, and data analysis technologies; and

         WHEREAS, Incyte has compiled and is compiling, and owns, certain information and data regarding certain cDNAs in confidential databases which may be useful in the study of biological phenomena; and

         WHEREAS, Incyte owns or has rights in certain patent rights and know-how regarding certain cDNAs as well as certain of the proteins they encode; and

         WHEREAS, Corvas desires to obtain access to Incyte's LifeSeq(R) Database Product(s) (as defined below), and to obtain licenses to use Incyte's patent rights and know-how in the Database Products, to conduct research and development of Drug Products (as defined below);

NOW, THEREFORE, the Parties agree as follows:

1.0      DEFINITIONS.
---      ------------

The following terms shall have the following meanings:

1.1 "ACCESS TERM": shall mean the period commencing on the Effective Date and ending on the date immediately preceding the [...***...] anniversary of the Effective Date, unless sooner terminated under
         Section 7.0).

1.2 "ANNOTATION INFORMATION": shall mean the information associated with individual cDNAs contained in each and/or all of the LifeSeq(R)Database Product(s), as applicable including, but not limited to, Gene Expression Profiles, homology information, gene cluster identifiers, etc.




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1.3      "ANNUAL REPORTING MECHANISM": shall mean Corvas' obligation, on an annual basis, to notify Incyte as to the number of Gene Product(s) Used by Corvas during the previous twelve (12) month period and the calendar quarter in which such Gene Product was Used by Corvas.

1.4 "ANTISENSE FIELD OF USE": shall mean the treatment or prevention of any disease, state or condition in humans by use of one or more oligonucleotides or modified oligonucleotides which bind either (i) to mRNA to block the translation of mRNA IN VIVO to inhibit, prevent and/or alter protein production, or (ii) to DNA to prevent the transcription of DNA into the mRNA copy of the gene IN VIVO. The Antisense Field of Use does not include the sale or license to third parties of Database Information or Gene Product(s) as research tools, or the use of Database Information or Gene Product(s) to develop database products or services.

1.5 "ANTISENSE PRODUCT(S)": shall mean oligonucleotides or modified oligonucleotides derived from or targeted to Gene Product(s) for use in the Antisense Field of Use.

1.6      "cDNA": shall mean a complementary DNA copy of messenger RNA.

1.7 "cDNA CLONE": shall mean an individual plasmid vector and cDNA insert, which cDNA is usually a partial gene, and not necessarily a full-length gene.

1.8 "CORVAS AFFILIATE": shall mean any corporation, firm, partnership, or other legal entity, which, directly or indirectly is owned or under common ownership by Corvas to the extent of which the common stock or other equity ownership thereof is one hundred percent (100%) owned by Corvas; provided however, that where local laws require a minimum percentage of local ownership, the status of Corvas Affiliate will be established if Corvas directly or indirectly owns or controls the maximum ownership percentage that may, under such local laws be owned or controlled by foreign interests.

1.9 "DATABASE INFORMATION": shall mean all or any part of the Annotation Information and DNA Sequence Information which is contained in each and/or all of the LifeSeq(R)Database Product(s), as applicable, and the Gene Family Dataset.

1.10 "DESIGNATED GENE PRODUCT": shall mean a given Gene Product which is selected for research and development, or other use by Corvas in accordance with the terms and conditions of this Agreement, and is or has been "Used By Corvas", as defined below, during the Access Term.


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1.11     "DNA SEQUENCE INFORMATION": shall mean human nucleotide sequences incorporated into the LifeSeq(R) Database Product(s) provided by Incyte to Corvas pursuant to this Agreement.

1.12 "DRUG PRODUCT(S)": shall mean any compositions of matter which are ligands or inhibitors of Gene Product(s) which are agonists, antagonists, and/or modulators of Gene Product(s), for use in the treatment or prevention of any disease in humans; provided, however, that Drug Product(s) shall not include Therapeutic Protein Products or Antisense Products or Substrates of Gene Products.

1.13 "FULL LENGTH CLONE": shall mean, with respect to a given human gene, a specific, purified cDNA Clone developed or acquired by Incyte, containing the nucleotide sequence of the entire amino acid coding region of such human gene.

1.14 "FULL LENGTH CONTIG": shall mean, with respect to a given human gene, DNA Sequence Information contained in the LifeSeq(R)Database Product(s) which corresponds to the entire amino acid coding region of such human gene.

1.15 "GENE EXPRESSION PROFILE(S)": shall mean a listing of cDNAs by name with each cDNA assessed by a homology score to be:

                  an exact match to a known gene sequence, or a match to a proprietary Incyte cDNA, or a homolog of a known gene or proprietary Incyte cDNA, or a new clone with no prior identified homology or overlap.

         This profile includes transcript abundance and certain annotation information regarding such cDNA derived from Incyte and public databases, but does not include DNA Sequence Information.

1.16 "GENE FAMILY DATASET": shall mean a single release of DNA Sequence Information and Annotation Information relating to Gene Products that are serine proteases, in flat file format, to be mined using Incyte's bioinformatic services, from the most current commercially-released version of the LifeSeq Database troduct(s) as of the Effective Date (to be delivered electronically) using SPSCAN and Incyte Proprietary HMM's and delivered by Incyte to Corvas pursuant to Section 2.1.3.

1.17 "GENE PRODUCT(S)": shall mean (i) Incyte's proprietary cDNA Clone(s) and Full Length Clones corresponding to a given cDNA in the DNA Sequence Information and (ii) any partial cDNAs, DNA sequences, genes, and full length cDNAs corresponding to such genes, or any RNA sequences, peptides,


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         polypeptides and proteins encoded thereby. Gene Products shall exclude
         Drug Products.

1.18 "INCYTE KNOW-HOW": shall mean the information, software, data and biological materials consisting of or directly and solely relating to Database Information which are Proprietary to Incyte either at the time of disclosure to Corvas or at the time of Use By Corvas and not already known to Corvas (with the right to use) independent of the Database Information, as can be demonstrated by tangible records of Corvas existing prior to such time of disclosure, all to the extent and only to the extent that Incyte has the right to grant licenses, immunities or other rights to Corvas thereunder; PROVIDED, HOWEVER, that Incyte Know-How shall exclude Incyte Patent Rights and all Incyte Proprietary Programs; and further provided that genomic DNA sequence information which is part of the public domain or was already known to Corvas (with the right to use) does not render Database Information non-proprietary or non-confidential except to the extent that such genomic DNA sequence information has been specifically and materially established as exon region(s) (i) via standard molecular biology laboratory including, but not limited to, isolation and analysis of cDNA clones (including ESTs), 5' and 3' RACE, "clone capture", RNA mapping with nuclease S1, mung bean nuclease, ribonuclease, or exonuclease VII (including ribonuclease protection), and other protocols described in Molecular Cloning, 3rd Edition (Sambrook and Russell) or Current Protocols in Molecular Biology (Ausubel, et al.). or (ii) through the use of a suitable computer algorithm or visual inspection and comparison of genomic DNA sequences (including predicted amino acid sequences of putative open reading frames or ORF's) with known serine protease genes, cDNAs, expressed sequence tags, and amino acid sequences, as can be demonstrated by Corvas' tangible records existing prior to the time of disclosure of Database Information

1.19 "INCYTE PATENT RIGHTS": shall mean the patents and/or patent applications that (i) are owned, or controlled or licensed by Incyte to the extent that they claim the composition of matter of Gene Product(s) or any other cDNAs identified in the DNA Sequence Information, (ii) are related to software or algorithms used by Incyte, and/or (iii) arise solely from the generation of Database Information and claim the use of Gene Product(s) with respect to Drug Product(s), throughout the world as well as reissues, reexaminations, divisionals, provisionals, continuations or continuations-in-part thereof or therefor only to the extent that they claim, inventions described in (i) or (ii) above, all to the extent and only to the extent Incyte has the right to grant licenses, immunities or other rights thereunder; PROVIDED, HOWEVER, that Incyte Patent Rights shall exclude all patent rights arising under Incyte Proprietary Programs

1.20 "INCYTE PROPRIETARY PROGRAM(S)": shall mean an internal research and development program of Incyte which involves investment by Incyte intended to

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         develop discoveries, inventions, data or information (whether or not patentable) beyond that consisting of Database Information. In particular, Incyte Proprietary Programs shall include discoveries, data, inventions, or information related to antibodies. Incyte Proprietary Programs are independent of those services regularly performed by Incyte to produce or generate DNA Sequence Information and Annotation Information intended to be released to the LifeSeq(R) Database Product(s).

1.21 "INCYTE TECHNOLOGY": shall mean, collectively, Incyte Know-How and Incyte Patent Rights.

1.22 "KNOWN GENE": shall mean a gene represented in the LifeSeq(R)Gold Database, of which [...***...] or more Of the nucleotide sequence within the open reading frame of the protein encoding the Serine Protease domain region is Known to Corvas.

1.23 "KNOWN TO CORVAS": shall mean information, software, data, biological materials and/or other materials disclosed or provided by Incyte to Corvas which:

         (a)  is already known to Corvas at the time of disclosure by Incyte; or

         (b) is generally known to the public or otherwise part of the public domain at the time of its disclosure to Corvas; or

         (c) was subsequently lawfully disclosed to Corvas by a third party, provided it was not obtained by such third party directly or indirectly from Incyte on a confidential basis; or

         (d) was independently discovered or developed by Corvas as can be documented by laboratory notebooks or other such records as are customary for documenting research and product development activities created at the time of such independent discovery or development.

1.24 "LIFESEQ(R) DATABASE PRODUCT(S)": shall mean Incyte's proprietary database of human Annotation InformatioN and DNA Sequence Information and corresponding cDNA Clones and Full Length Clones as of the Effective Date, and as updated thereafter during the Access Term to include additional Annotation Information and/or DNA Sequence Information and corresponding cDNA Clones, together with related software and documentation, as described generally in Exhibit A.

1.25 "NET SALES": shall mean with respect to each country in the Territory, invoiced sales by Corvas, or Affiliates or sublicensees of Corvas on all sales of Drug Product (in final form for end use) to an unaffiliated third party (whether an end-

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         user, a distributor or otherwise), and exclusive of intercompany transfers or sales, less the following deductions from such gross amounts which are actually incurred, to the extent that they are reasonable and customary amounts for such item in the market in which such sale occurred: , and provided that such deductions shall not exceed ten percent (10%) of aggregate invoiced sales:

         (a) credits or allowances actually granted for damaged Drug Products, returns or rejections, including recalls of Drug Product and retroactive price reductions;

         (b)  freight, postage, shipping, customs duties and insurance charges;

         (c) normal and customary trade, cash and quantity discounts, allowances and credits;

         (d) sales, value added or similar taxes duties or other governmental charges (other than income taxes) levied on, absorbed or otherwise imposed on the sale of royalty bearing products measured by the billing amount, when included in billing;

         (e) charge back payments and rebates granted to managed health care organizations; or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers;

         (f) commissions paid to third parties other than sales personnel and sale representatives or sales agents; and

         (g) rebates (or equivalents thereof) granted to or charged by national, state or local governmental authorities in countries other than the United States.

1.26 "PHASE I CLINICAL TRIAL": shall mean that portion of the clinical development program which provides for the trials of a specific Drug Product on sufficient numbers of healthy volunteers and/or patients to establish the safety of such Drug Product in humans to support initiation of Phase II Clinical Trials.

1.27 "PHASE II CLINICAL TRIAL": shall mean that portion of the clinical development program which provides for the continued trials of a specific Drug Product on sufficient numbers of patients to establish the safety and appropriate dose of such Drug Product in humans to support initiation of Phase III Clinical Trials.

1.28 "PHASE III CLINICAL TRIAL": shall mean that portion of the clinical development program which provides for the continued trials of a specific Drug Product on sufficient numbers. of patients to establish the safety and efficacy of such Drug


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         Product to standard consistent with that necessary to support
         Regulatory Approval required to market and sell the Drug Product for the applicable indication(s) in any country in the world.

1.29 "REGULATORY APPROVAL": shall mean, with respect to any country in the world, applications or approval of any national, supra-national , regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the lawful manufacture, distribution, use, import, export or sale of Drug Product(s) in such country.

1.30 "RESEARCH FIELD OF USE": shall mean all internal research applications of Gene Product(s), associated with conducting research in the identification, development and commercialization of Drug Products. The Research Field of Use does not include the sale or license of Database Information or Gene Product(s) as research tools, or the use of Database Information or Gene Product(s) to develop database products or services.

1.31 "SUBSTRATE(S)": shall mean an entity that is cleaved or modified by an enzyme into one or more products.

1.32 "SERINE PROTEASE(S)": shall mean the Serine Protease Dataset and (Chymo)trypsin family serine proteases, which are defined by the following structural and mechanistic criteria. Members of this gene family exhibit structural homology to trypsin and chymotrypsin. The catalytic mechanism of these enzymes involves nucleophilic attack of the P1 carbonyl carbon atom of a peptide bond by an active site residue and the formation of a covalent acyl-enzyme intermediate. Genes identified by Corvas which meet the above criteria but fall outside the Serine Protease Dataset shall be noticed in writing, with respect to gene identifier, to Incyte at the time of Use by Corvas.

1.33 "SERINE PROTEASE DATASET": shall mean those Gene Product(s) listed by template identifier (as may be revised by Incyte) specified in Exhibit C and any others identified by Incyte and provided in the LifeSeq(R)Gold Database.

1.34     "TERRITORY": shall mean the entire world.

1.35 "THERAPEAUTIC FIELD OF USE": shall mean the treatment or prevention of any disease, state or condition in humans by any means, (including without limitation, gene therapy), excluding the Antisense Field of Use. The Therapeutic Field of Use does not include the sale or license of Database Information or Gene Product(s) as research tools, or the use of Database Information or Gene Product(s) to develop database products or services.


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1.36     "THERAPEUTIC PROTEIN PRODUCT(S)": shall mean any product or service, including gene therapy, which uses a protein, peptide or polypeptide which is a Gene Product in the treatment or prevention of any disease, state or condition in humans, including gene therapy products; provided however, that Therapeutic Protein Product(s) does not include Antisense Product(s).

1.37 "USED OR USE BY CORVAS": shall mean the first use by Corvas or an Affiliate of Corvas of Database Information or a proprietary cDNA Clone obtained from Incyte hereunder, in each case which at the time of such use is either included in the Incyte Know-How or the Incyte Patent Rights, and provided that such first use by Corvas meets any or all of the following criteria:

         (a) Corvas uses such cDNA Clone from the LifeSeq(R) Database Product(s) which contains DNA Sequence Information that partially or completely codes for a Gene Product in a screening assay to identify small molecules and/or antibodies which are antagonists, agonists, inverse agonists, and/or modulators of Gene Product(s);or

         (b) Corvas uses such cDNA Clone from the LifeSeq(R) Database Product(s) which contains DNA Sequence Information that partially or completely codes for a Gene Product to synthesize or have synthesized a peptide or polypeptide or protein or oligonucleotide and test the efficacy of such Gene Product(s) in an animal disease model system; or

         (c) such Database Information or such cDNA Clone which contains the Database Information is disclosed or otherwise transferred to a third party including but not limited to consultants and collaborators of Corvas; or

         (d) such Database Information is specifically disclosed in a Corvas patent or patent application provided, however that if Corvas and/or an Affiliate of Corvas has independently discovered, developed and/or acquired from an unaffiliated third party (in each case without use of Incyte Technology and as documented by Corvas', and/or Corvas' Affiliates, tangible records generated at the time of such discovery, development or acquisition) Known Gene sequence information and/or other information with respect to a specific Gene Product contained in the LifeSeq(R) Database Products which is Known to Corvas, then Corvas' and Corvas Affiliates' use or disclosure of such independently discovered, developed or acquired information shall not constitute "Use By Corvas".

         For the avoidance of doubt, the use of a cDNA Clone or DNA Sequence Information by Corvas as an array element on a gene expression microarray for internal use by Corvas and its Affiliates shall not require establishing such cDNA


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         Clones or DNA Sequence Information as Designated Gene Products unless and until the time that the subsequent use of such cDNA Clone or DNA Sequence Information would qualify under any of the activities under
         (b) to (d) above.

         For the avoidance of doubt, the use of Database Information contained in the LifeSeq(R) Database Product(s) to search for putative homologs to a given sequence shall not trigger a license to, or establish such DNA Sequence Information as, a Designated Gene Product except and until the time that the subsequent use of such DNA Sequence Information would qualify under any of the activities under (b) to (d) above.

1.38 "VALID CLAIM": shall mean a claim of an issued and unexpired Incyte Patent Right which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been lost through an interference proceeding which, but for the license granted by Incyte to Corvas, would be infringed by the use, manufacture or sale of a Drug Product.

2.0  DATABASE ACCESS.
---  ----------------

2.1      ACCESS TO THE LIFESEQ(R)DATABASE PRODUCT(S).

         2.1.1 ACCESS GRANT. Incyte hereby agrees to provide Corvas with access to the Incyte Database Product(s) solely in accordance with the terms and conditions of this Agreement. Up to [...***...] identified CorvaS employees (specified in Exhibit B) or their alternates as mutually agreed upon by Incyte and Corvas (consent by Incyte not to be unreasonably withheld), all of whom will be located at Corvas facilities at the address first written above, will have access to the Incyte Database Products via on-line services over the Internet. Corvas will comply with such security procedures, including the use of confidential passwords assigned on an individual basis to each Corvas employee who will have access to the Incyte Database Products as Incyte may reasonably specify to maintain the security of the Incyte Database Products, the confidentiality of the Database Information and the limitations described in this Agreement with respect to Corvas' use and disclosure of Database Information.

         2.1.2 UPDATED RELEASES AND UPDATES. During the Access Term, Incyte shall provide Corvas with on-line access data updates of newly released Database Information, and such updated releases of the LifeSeq(R) Database Product(s), as Incyte provides generally to its LifeSeq Database Product collaborators.


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         2.1.3 GENE FAMILY DATASET. Within fifteen (15) days after the Effective
         Date, Incyte shall deliver to Corvas a copy of the Gene Family Dataset.

2.2      USE RESTRICTIONS AND SECURITY REQUIREMENTS

         2.2.1 OWNERSHIP. Corvas hereby acknowledges that (a) Incyte has expended significant resources and efforts to develop the LifeSeq(R)Database Product(s) and the Database Information, (b) the LifeSeq(R)Database Product(s) and the Gene Family Dataset represent highly valuable and confidential assets, (c) Incyte is willing to grant Corvas access to the LifeSeq(R)Database Product(s) and the Gene Family Dataset in reliance upon the agreement by Corvas that it shall protect the LifeSeq(R)Database Product(s) and the Gene Family Dataset from unauthorized disclosure or use, and (d) the LifeSeq(R)Database Product(s) and the Gene Family Dataset at all times during the term of this Agreement shall remain the sole and exclusive property of Incyte.

         2.2.2 PERMITTED USE.

               (a) During the Access Term, Corvas shall have the right to use the LifeSeq(R) Database Product(s) and the GenE Family Dataset solely for its own internal use by authorized personnel of Corvas in the Research Field of Use in secure work facilities of Corvas in accordance with the terms and conditions of this Agreement.

               (b) Corvas shall not disclose or transfer Database Information which would constitute Incyte Know-How, or any portion thereof, to any third party, except for Database Information and corresponding cDNA Clone(s) specifically regarding a Designated Gene Product and in each event solely in accordance with the provisions of Sections 2.2.2(c), 2.2.3 and 5.0.

               (c) Solely for purposes of system integration and/or to facilitate data analysis and relational analysis (e.g. extraction of DNA Sequence Information for homology analysis by Corvas search algorithms), Corvas shall have the right to reproduce, adapt, modify and prepare derivative works based upon the Database Information ("Modifications") solely for internal use by Corvas in its research and development programs. Modifications shall be kept in confidence in the same manner as, and shall be subject to the same terms and conditions as apply to, the Database Information. Incyte shall have no obligations to support any such Modifications. Corvas shall not acquire by reason of this subsection (c) any ownership of any LifeSeq(R)Database Product(s), the Gene Family Dataset, any portions thereof or any title or rights therein. Corvas shall


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               not distribute copies of, or provide access to, any Modifications to any third party without the prior written approval of Incyte.

               (d) Except as expressly set forth herein, or as otherwise agreed by Incyte in writing, Corvas shall not reproduce, adapt, modify, prepare derivative works based upon, or distribute copies of (in whatever form whether tangible or intangible, by any means whatsoever whether now known or hereafter invented), the LifeSeq(R) Database Product(s) or the Gene Family Dataset, including any substantial portion of the Database Information from any field of the database.

               (e) Corvas shall have the right to use, disclose and transfer Database Information specifically regarding a Gene Product, including to Affiliates of Corvas, academic and third party collaborators, licensees, governmental agencies or offices or otherwise solely for use in the discovery, research, development and/or commercialization of Drug Products, subject to the appropriate terms and conditions of this Agreement, including
               Article 5.0. Any use of Database Information not in accordance with the above is expressly prohibited.

         2.2.3 DESIGNATED GENE PRODUCT(S). During the Access Term and pursuant to the Annual Reporting Mechanism, Corvas shall have the right to use, disclose and transfer Datatabase Information specifically regarding a Designated Gene Product, including the Affiliates of Corvas, academic and third party collaborators, licensees, governmental agencies or offices or otherwise solely for use in the discovery, research, development and/or commercialization of Drug Products, subject to the appropriate terms and conditions of this Agreement, including Article
         5.0. Any use of Database Information not in accordance with the above is expressly prohibited.

         2.2.4 RECORDS. Corvas shall maintain records of access to and use of the LifeSeq(R)Database Product(s), the Gene Family Dataset and the Database Information, sufficient to enable Corvas and Incyte to determine, and monitor compliance with their respective rights and obligations under this Agreement (e.g. laboratory notebooks and such other records as are customary for documenting research and product development activities). No more than once a year unless as otherwise agreed in writing, at the request and the expense of Incyte, upon at least forty-five (45) days' prior notice, Corvas shall permit an agent appointed by Incyte and acceptable to Corvas to examine these records solely to the extent necessary to verify the fulfillment of Corvas' obligations under this Agreement, provided that such agent has entered into a suitable confidentiality agreement with Corvas. Incyte's agent shall only report to Incyte the results of such examination (i.e., whether or not Corvas is in compliance with its obligations under this Agreement), and shall not disclose to Incyte any of Corvas'


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         Confidential Information provided to it or to which it may have access during the conduct of the examination.

         2.2.5 LOSS, THEFT, UNAUTHORIZED DISCLOSURE OR USE. Corvas promptly shall notify Incyte of a loss, theft or unauthorized disclosure or use of the Database Information which comes to Corvas' attention.

         2.2.6 TERMINATION OF THE ACCESS TERM. Upon termination or expiration of the Access Term with respect to the applicable LifeSeq(R) Database Product(s), Corvas, at its election:

               (a) shall have the option of extending the term of such LifeSeq(R) Database Product(s) subscription or individual database module thereof under terms demonstrably consistent with and comparable to those secured by comparable users of the LifeSeq(R) Database Product(s) at the time of extension or under terms to be mutually agreed to by Corvas and Incyte at the time of extension; or

               (b) shall discontinue use of such LifeSeq(R) Database Product(s) and Database Information, and promptly return to Incyte, or upon Incyte's written instruction destroy, all portions and copies of such LifeSeq(R) Database Product(s) and the Database Information; except for that certain Database Information specific to Designated Gene Product(s) which are the subject of one or more of the licenses granted to Corvas under Article 3.0 below.

         Corvas agrees to perform with Incyte a mutually acceptable final accounting of those Designated Gene Product(s) which are subject to one or more of the licenses granted to Corvas under Article 3.0 below.

         2.2.7 NOTIFICATION OF CLINICAL DEVELOPMENT. Corvas agrees to keep Incyte reasonably informed of all Drug Product(s) resulting from the use of the LifeSeq(R) Database Product(s) or the Gene Family Dataset, including notification when a given Drug Product candidate has been designated for clinical development according to appropriate Corvas procedures. All information provided by Corvas to Incyte pursuant to this Section 2.2.7 shall be treated as Corvas' Confidential Information.

2.3      TRAINING.

         2.3.1 At times mutually acceptable to Incyte and Corvas, Incyte shall provide Corvas with two (2) days of training services at Incyte's training facility in Palo Alto, California, regarding the use of the LifeSeq(R) Database Product(s). Corvas may designate not more than [...***...] employees to attend each SuCH training at



                                     Page 13   *CONFIDENTIAL TREATMENT REQUESTED

         Incyte, or such other number as mutually agreed. Each party shall bear all accrued and out-of-pocket expenses of its own employees in connection therewith.

         2.3.2 At times mutually acceptable to Incyte and Corvas, Incyte shall provide Corvas with two (2) days of training services at the Corvas' facilities, regarding the use of the LifeSeq(R) Database Product(s). ThE number of employees to receive such training shall be in the reasonable discretion of Corvas. Each party shall bear all accrued and out-of-pocket expenses of its own employees in connection therewith.

         2.3.3 Incyte shall provide Corvas with such additional training services at times to be agreed upon by Corvas and Incyte at Incyte's facilities. Corvas shall pay Incyte [...***...] per Corvas employee attending such training and shall be responsible for bearing the travel-related expenses of any such Corvas employee attending training at Incyte facilities.

3.0 LICENSE GRANTS.
--- ---------------

3.1      NON-EXCLUSIVE LICENSE UNDER INCYTE TECHNOLOGY--RESEARCH

         3.1.1 SERINE PROTEASE(S). During the Access Term, Incyte hereby grants to Corvas a worldwide, non-exclusive license (with a right to sublicense as provided in Section 3.3 and publish and disclose as provided in Section 5.2)) under the Incyte Technology to conduct research with respect to Gene Product(s) in the Research Field of Use and to discover, develop, make, have made, use, offer to sell, sell, import, and distribute Drug Product(s): provided however, that with respect to the Research Field of Use such grant does not include the right to sell Gene Product(s). The first [...***...] such licenses shall be included in the Access Fee provided for in Section 4.1. In the event that Corvas purchases [...***...] in products or services from Incyte within [...***...] of the Effective Date, the number of such licenses included in the Access Fees specified in Section 4.1 shall be the first [...***...]. Any additional licenses shall be provided by Incyte to Corvas for [...***...] per Gene Product. The term of any license specified in this Section 3.1.1 is provided for in Section 7.2.

         3.1.2 NON-SERINE PROTEASE(S). During the Access Term and [...***...], Incyte hereby grants to Corvas a worldwide, non-exclusive license (with a right to sublicense as provided in Section 3.3, and publish and disclose as provided in Section 5.2)) under the Incyte Technology to conduct research and development activities with respect to Gene Product(s) in the Research Field of Use and to discover, develop, make, have made, use, offer to sell, sell, import, and distribute Drug Product(s): provided


                                     Page 14   *CONFIDENTIAL TREATMENT REQUESTED
         however, that with respect to the Research Field of Use such grant does not include the right to sell Gene Product(s). The term of any license specified in this Section 3.1.2 is provided for in Section 7.2.

3.2      RESERVATION OF RIGHTS.

         (a) Incyte reserves the right under the Incyte Technology (i) to satisfy its obligations under this Agreement, (ii) to discover, develop, make, have made, use and sell Gene Products, Drug Products, Therapeutic Protein Products, and Antisense Products in all fields of use, and (iii) to grant licenses to third parties to discover, develop, make and use and sell Gene Products, Drug Products, Therapeutic Protein Products, and Antisense Products in all fields of use.

         (b) With respect to any proprietary cDNA Clone provided to Corvas under
         Section 3.4, Incyte reserves the right under the Incyte Technology at any time to (a) release such cDNA Clone to an Incyte database made available to collaborators by Incyte on a nonexclusive basis, and/or
         (b) to provide such cDNA Clone to any third party.

3.3      SUBLICENSING.

         3.3.1 On a Gene Product-by-Gene Product basis, Corvas may sublicense to any third party, the rights to Designated Gene Product(s) and the Incyte Technology relating thereto granted under this Article 3.0 to the extent necessary in order to permit the third party to develop, make, have made, use, offer to sell, sell, transfer, import, export and distribute Drug Product(s) as appropriate according to the role assigned to that third party by Corvas' plan for the commercialization of such Drug Product(s); PROVIDED, HOWEVER, that without the prior written consent of Incyte, no sublicense of Incyte Technology will be granted to any third party in the absence of [...***...], and (ii) the license or sublicense of patent rights, if any, pertaining thereto, owned by, licensed to or controlled by Corvas; and further provided that each sublicense has a grant which is consistent with the terms herein and that Corvas shall be responsible for payments and royalties due to Incyte under Article 4.0. Corvas shall obtain the written commitment of any sublicensee to abide by all applicable terms and conditions of this Agreement. Promptly upon execution of any sublicense, Corvas shall provide notice thereof to Incyte and reasonable satisfactory evidence that such sublicense is in compliance with this Section 3.3, and shall within thirty (30) days of execution of such sublicense remit to Incyte a sublicense fee [...***...] for each Designated Gene Product so sublicensed.


                                     Page 15   *CONFIDENTIAL TREATMENT REQUESTED

         3.3.2 No grant of right to sublicense rights to Database Information, Designated Gene Product(s) and the Incyte Technology relating thereto in the Research Field of Use in order to discover or research Drug Products, Antisense Products and Therapeutic Protein Products is provided by Incyte to Corvas herein.

3.4 SUPPLY OF cDNA CLONES. Upon the written request of Corvas and subject to the grant of license rights as described in Section 3.1, Incyte shall provide to Corvas, one or more isolated cDNA Clones from the LifeSeq(R) Database Product(s) under the following terms and conditions:

         Shipments usually occur within twelve (12) business days of the receipt of the order. For this service, a fee of [...***...] verified cDNA Clone that is not a Full-Length Clone, and [...***...] per sequence verified cDNA Clone that is a Full-Length Clone, will be payable. If the cDNA Clone cannot be verified, there is no charge and Corvas may request an alternative clone, or request failure analysis on the CDNA Clone at a cost of [...***...] per clone. In failure analysis Incyte will review the clone retrieval process to determine the failure point and proceed to re-process, including searching an entire 96-well plate in the case of gel tracking error or electroporating from master archives if the clone will not transform. There is no refund of the failure analysis fee if Incyte remains unsuccessful in obtaining a verified clone..

         Corvas agrees to submit any payments due within thirty (30) days from receipt of invoice from Incyte in reasonably detailed form regarding such clone supply.

         Corvas agrees that such cDNA Clone(s) are provided to Corvas on a nonexclusive basis and subject to any license(s) granted under Article 3.0.

3.5 NO IMPLIED LICENSES. No implied right or license is granted to Corvas to utilize the Incyte Technology in a manner not expressly included within the scope of the licenses granted pursuant to this Agreement. Other than as expressly granted herein, no licenses either by estoppel, implication or otherwise are granted herein. No grant or license to Corvas under Incyte Technology is provided under this Article 3.0 with respect to any Gene Product which has not been licensed by Corvas pursuant to this Agreement (e.g. a Gene Product which is NOT a Designated Gene Product).

4.0 SCHEDULE OF PAYMENTS; ROYALTIES.
--- -------------------------------

4.1      ACCESS FEE(S).




                                     Page 16   *CONFIDENTIAL TREATMENT REQUESTED

         Corvas will pay to Incyte a fee for access to the LifeSeq(R) Database Product(s) subscription ("Access Fee") of [...***...] each twelve (12) month period during the Access Term. The Access Fee shall be payable quarterly, with the first such payment due within ten (10) business days of the Effective Date. In addition, Corvas will pay to Incyte a one-time fee of [...***...] for the right to receive the Gene Family Dataset, which will be payable within ten (10) business days following Corvas' receipt of the Gene Family Dataset. Of the Access Fee, Corvas agrees that [...***...] of the Access Fee will be allocated to any CDs delivered by Incyte to Corvas, and [...***...] of the Access Fee will be allocated to any user manuals delivered by Incyte to Corvas.

4.2      MILESTONE PAYMENTS AND ROYALTIES.

         4.2.1 Milestone Payments and Royalties. Contingent on the each of the events described below, the following payments and royalties shall be paid by Corvas (within thirty (30) days of such event, except for royalty payments, which are payable pursuant to Section 4.5) to Incyte for each Drug Product(s) with respect to Designated Gene Products under respective license(s) as applicable:

                                          TABLE 4.2.1
         --------------------------------------- ------------------------- -------------------------
                                                     Agreement as of              Expansion
                                                      Effective Date                Option
         --------------------------------------- ------------------------- -------------------------
                                                      Non-Exclusive             Non-Exclusive
                                                     License(s) under          License(s) under
                                                          Incyte                    Incyte
                                                       Technology -              Technology -
                                                       Drug Product              Drug Product

                                                      (Section 3.1)             (Section 3.1)
         --------------------------------------- ------------------------- -------------------------
            # of Designated Gene Product(s)         [...***...] within        [...***...] within
                                                          Serine                    Serine
                                                       Protease(s)               Protease(s)
         --------------------------------------- ------------------------- -------------------------
                      Upgrade Fee                           0                    [...***...]

                                                                                See (g) below
         --------------------------------------- ------------------------- -------------------------
                   Annual Access Fee                   [...***...]               [...***...]
         --------------------------------------- ------------------------- -------------------------
                      [...***...]                      [...***...]               [...***...]
         --------------------------------------- ------------------------- -------------------------



                                            Page 17                *CONFIDENTIAL TREATMENT REQUESTED

         --------------------------------------- ------------------------- -------------------------
                      [...***...]                      [...***...]               [...***...]
         --------------------------------------- ------------------------- -------------------------
         --------------------------------------- ------------------------- -------------------------
                      [...***...]                      [...***...]               [...***...]
         --------------------------------------- ------------------------- -------------------------
         --------------------------------------- ------------------------- -------------------------
                      [...***...]                      [...***...]               [...***...]
         --------------------------------------- ------------------------- -------------------------
         --------------------------------------- ------------------------- -------------------------
                      [...***...]                      [...***...]               [...***...]
         --------------------------------------- ------------------------- -------------------------
         --------------------------------------- ------------------------- -------------------------
                                                       [...***...]               [...***...]

                Royalties on Net Sales
                     See (i) below                     [...***...]               [...***...]
         --------------------------------------- ------------------------- -------------------------
         Notes: All fees, payments, and royalties are to be made in United States dollars.
         [...***...]
         [...***...]
         [...***...]
         [...***...]
         [...***...]
         [...***...]

         (g) Corvas shall hove the right during the Access Term or any extensions thereof to upgrade the current access program to Expanded Option specified in Table 4.2 above. The option to upgrade must be exercised by [...***...]. An upgrade fee of [...***...] apply. The values in each of the options will be replaced and amended to the current contact. All other terms within contract will apply.
         [...***...]
         [...***...] into a sublicense agreement with a third party who is also subscriber of the LifeSeq Database Product, the Royalties on Net Sales shall be [...***...].












                                     Page 18   *CONFIDENTIAL TREATMENT REQUESTED

         4.2.2 ROYALTY-RATE REDUCTION. Corvas shall have the right to reduce royalty rates on Net Sales of all licensed Gene Products upon payment of a one-time fee as set forth in Table 4.2.2. Reduction of royalties can be exercised [...***...]. The royalty rates in the selected option will be replaced and amended in the Agreement. All other terms in the Agreement will remain in full force and effect.

                                                        TABLE 4.2.2
------------------ ------------------------------ ------------------------------ ------------------------------
    ROYALTIES                  OPTION 1                       OPTION 2                       OPTION 3
  PAYABLE ON       ------------------------------ ------------------------------ ------------------------------
      NET            [...***...]    [...***...]     [...***...]    [...***...]     [...***...]    [...***...]
------------------ ------------------------------ ------------------------------ ------------------------------
  [...***...]                [...***...]                    [...***...]                    [...***...]
------------------ ------------------------------ ------------------------------ ------------------------------
  [...***...]                [...***...]                    [...***...]                    [...***...]
------------------ ------------------------------ ------------------------------ ------------------------------
  [...***...]                [...***...]                    [...***...]                    [...***...]
------------------ ------------------------------ ------------------------------ ------------------------------


4.3 PAYMENT OBLIGATION. The foregoing payments under Section 4.2 will accrue or become due or payable with respect to Drug Product(s) which are:

                  (a) materially based on, or use materially or are directly derived by material use of that which would constitute Incyte Know-How at the time of Use By Corvas; or

                  (b) are covered by a Valid Claim of Incyte Patent Rights and/or which Drug Product is identified; or

                  (c) discovered by a drug discovery process (e.g. compound screening) which utilizes a Designated Gene Product which is covered by a Valid Claim of Incyte Patent Rights.



                                    Page 19    *CONFIDENTIAL TREATMENT REQUESTED

         If a Drug Product would be covered by more than one of the licenses referred to in Section 4.2 (e.g., where a Drug Product is covered by two or more of the Designated Gene Product Licenses granted to Corvas under Section 3.1), only the [...***...] and there will be no multiple royalties due under such Section 4.2.

4.4 DURATION OF PAYMENT OBLIGATION. Royalty obligations payable with respect to each Drug Product under a Valid Claim of Incyte Patent Rights shall terminate on a country-by-country and product-by-product basis on the [...***...] of [...***...] after the first country-wide launch of each Drug Product in each country or (ii) expiration or invalidation of the last-to expire Valid Claim which covers such product in each country. Royalty obligations payable with respect to each Drug Product under Incyte Know-How shall terminate on a country-by-country and product-by-product basis [...***...] after the first country-wide launch of each Drug Product in each country.

         Upon termination of the royalty payment obligation, Corvas shall thereafter have in perpetuity a royalty-free license to make, use and sell such Drug Product in the specified field(s) of use without any accounting to Incyte.

4.5 MODE OF PAYMENT. For purposes of determining when a sale of a royalty-bearing Drug Product occurs, the sale shall be deemed to occur on the date of the invoice to the purchaser of the Drug Product. All royalty payments shall be made within ninety (90) days of the end of each calendar quarter in which the sale was made. Any royalty payment that is not paid on or before the date such payment is due under this Agreement shall bear interest to the extent permitted by applicable law, at two percentage points over the prime rate of interest as reported by Bank of America NT&SA in San Francisco, California, from time to time, for the number of days such payment is delinquent. Royalties shall be deemed payable by the entity making the Net Sales and subject to foreign exchange regulations then prevailing. Royalty payments shall be made to Incyte in United States dollars. The rate of exchange to be used in any such conversion from the currency in the country where such Net Sales are made shall be the rate of exchange used by Corvas for reporting such sales for United States financial statement purposes.

4.6 RECORDS RETENTION. Corvas agrees to keep for at least three (3) years' records of all sales of Drug Products in sufficient detail to permit Incyte to confirm the accuracy of Corvas' royalty calculations. Once a year, at the request and the expense of Incyte, upon at least forty-five (45) days' prior written notice, Corvas shall permit a nationally recognized, independent, certified public accountant



                                    Page 20    *CONFIDENTIAL TREATMENT REQUESTED
         appointed by Incyte and acceptable to Corvas, to examine these records solely to the extent necessary to verify such calculations, provided that such accountant has entered into a confidentiality agreement with Corvas substantially similar to the confidentiality provisions of this agreement, limiting the use and disclosure of such information to purposes germane hereto. The examination shall be limited to pertinent books and records for any year ending not more than twenty-four (24) months prior to the date of such request. Corvas may designate competitively sensitive information which such auditor may not disclose to Incyte, PROVIDED, HOWEVER, that such designation shall not encompass the auditor's conclusions. The accounting firm shall disclose to Incyte only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Incyte. If such accounting firm correctly concludes that there was an underpayment of royalties by [...***...] or more, Corvas shall pay all costs of such examination. If such accounting firm concludes that additional royalties were owed, the additional royalties shall be paid within thirty (30) days of the date Incyte delivers to Corvas such accountant's written report. Any overpayments by Corvas will be credited against future royalty obligations. This section shall survive the cessation of payment obligations under Section 4.3 for a period of two (2) years.

4.7 SHIPPING. Corvas shall pay, for its own account, any shipping, freight, mailing expenses and the like payable to third parties not affiliated with Incyte and arising out of obtaining tangible materials under this Agreement and the transactions contemplated herein.

4.8 PAYMENTS AND TAXES. Unless otherwise provided in this Agreement, Corvas agrees to submit payments within thirty (30) days from receipt of invoice. All payments hereunder shall be in United States dollars and shall be made by bank wire transfer in immediately available funds to such account as Incyte shall designate in writing from time to time. All payments by Corvas to Incyte under this Agreement shall be paid from a Corvas account in a banking institution located in the United States.

         Corvas shall pay, or reimburse Incyte, as appropriate, and indemnify Incyte against any sales, use, value added/ad valorem, surtax and personal property taxes, customs duties, registration fees and the like including interest and penalties arising out of this Agreement and transactions contemplated herein and including the costs and responsibility of any withholding taxes. Corvas shall make any withholding payments due on behalf of Incyte, and shall promptly provide Incyte with written documentation of any such payment made on behalf of Incyte sufficient to satisfy any requirements of the United States Internal Revenue Service, or foreign government, as applicable, related to an application by Incyte for a foreign tax credit or refund for such payment to the extent



                                    Page 21    *CONFIDENTIAL TREATMENT REQUESTED
         applicable; provided however that in the case where Incyte can take and receives a credit or refund against its United States tax liability for the withholding payments due on behalf of Incyte and made by Corvas, then such credited or refunded withholding payment will be reimbursed by Incyte or deducted by Corvas as appropriate. The Parties agree to take reasonable and lawful steps to minimize the amount of tax to which payments to Incyte are subject.

5.0 CONFIDENTIALITY AND PUBLICATION.
--- -------------------------------

5.1 CONFIDENTIALITY. The Parties acknowledge that during the course of this Agreement they will each receive from the other information, which is proprietary, confidential and of commercial value to the disclosing Party. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean scientific, technical or business information belonging to the disclosing Party, which the disclosing Party marks "Confidential" if disclosed in writing, or which the disclosing Party identifies as confidential at the time of any visual or oral disclosure and promptly confirms in writing to have been confidential. Except to the extent expressly authorized by this Agreement, the Parties agree that, for the Access Term and for five (5) years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose (except those expressly permitted under this Agreement) any Confidential Information furnished to it by the other Party pursuant to this Agreement, and regardless of the medium on which it is provided, including know-how, except to the extent that it can be established by the receiving Party by competent proof that such information:

                  (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

                  (b) was generally known to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the receiving Party in breach of this Agreement;

                  (d) was subsequently lawfully disclosed to the receiving Party by a third party having no confidentiality obligations to the disclosing Party with respect thereto;

                  (e) was independently discovered or developed by the receiving Party without the use of the other Party's Confidential Information, and such independent discovery or development can be documented by the receiving Party's tangible records created at the time of such independent development.

         Each Party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in (i) filing and prosecuting patent applications, and maintaining patents, or (ii) prosecuting or defending litigation or (iii) complying with applicable governmental laws and regulations governing the testing approval, manufacture and marketing of Drug Products; provided, however, that prior to disclosure of the other Party's Confidential Information it will give reasonable advance notice to such Party, will only disclose the minimum Confidential Information necessary, and will use reasonable efforts to secure confidential treatment of such Confidential Information.

                  It is understood that patent applications are filed with the expectation and intention that such applications will, upon publication of the applications and/or issuance of the resulting patents, result in the publication or public accessibility of all information disclosed in the underlying application and prosecution documents; provided, however, that publication of such Information shall not affect either Party's ongoing' obligations to the other Party with respect to Information not so disclosed.

5.2 DISCLOSURE AND PUBLICATION. Except as provided for in Sections 2.2.3 and 3.3 above and by this Section 5.2 Confidential Information of Incyte will not be published or disclosed in any form without the written authorization of Incyte.

         (a) Corvas, Corvas Affiliate(s) and its sub licensees may publish their own scientific results and the conduct of their work within the scope of the licenses granted under this Agreement, provided, however, that:

                  (i) any such publication by Corvas, its Affiliates or sublicensees that would disclose Confidential Information of Incyte shall require the prior written consent of Incyte, which consent will not be unreasonably withheld or delayed and such consent or denial of consent shall be provided to Corvas within thirty (30) days of Incyte receiving request from Corvas, provided that Corvas has given Incyte a copy of each such publication for diligent review at least thirty (30) days prior to its submission for publication; and

                  (ii) such disclosure is on an individual Gene Product-by-Gene Product-basis, is related specifically to selection of Designated Gene Product(s) and reflects research results which have involved material investment above and beyond Database Information; and

                  (iii) Corvas has notified Incyte in accordance with the Annual Reporting Mechanism ; and

                  (iv) Incyte has had the opportunity to file applications for protection of subject matter that is proprietary to Incyte; and

                  (v) any such publications will include recognition of the contributions of Incyte according to standard practice for assigning scientific credit, either through authorship or acknowledgment as may be appropriate.

         (b) Any scientific publications that would disclose Confidential Information of Incyte on other than an individual Designated Gene Product by Gene Product basis shall be under reasonable terms and conditions mutually agreed between the Parties, including the provisions of subparagraphs 5.2(a) (i), (iii) and (iv) above.

         (c) Incyte recognizes that Corvas, in the normal course of business, utilizes consultants, academic and third party collaborators who are bound by a contractual obligation to Corvas, including an obligation of confidentiality to Corvas. Corvas may disclose Confidential Information of Incyte to such consultants and academic and third party collaborators in the context of the disclosure of Corvas' own scientific results or the conduct of its work within the scope of the licenses granted herein, provided, however, that:

                  (i) Corvas has obtained a written obligation of confidentiality and appropriate use restrictions no less restrictive than those set forth herein and provided that such third party shall not further disclose Confidential Information; and

                  (ii) any such disclosure of Confidential Information which includes the transfer of DNA Sequence Information or biological materials shall be subject to a written materials transfer agreement which protects the intellectual property rights of Incyte and Corvas as set forth herein, such agreement to include customary provisions regarding scope of work, publication, protection of proprietary subject matter and ownership of inventions; and

                  (iii) Corvas has notified Incyte in accordance with the Annual Reporting Mechanism; and

                  (iv) Corvas has obtained a written obligation from such third party regarding Corvas' right to review publications which are at least as restrictive as the provisions of Section 5.2(a) herein.

         d). With respect to the transfer of DNA Sequence Information or biological materials on other than an individual Gene Product basis, the provisions of Sections 5.2(c) sub-paragraphs (i) to (iv) above shall apply and Collaborator agrees to obtain the prior written consent of Incyte with respect to such third party transfer, and Incyte retains the right to review and approve the relevant sections of the written materials transfer agreement between Collaborator and such third party, with such consent and approval not to be unreasonably withheld

         e) Incyte shall not publish or disclose any of Corvas' Confidential Information without the prior written consent of Corvas.

5.3      Notwithstanding anything to the contrary set forth herein, this Article
         5.0 shall not be construed to allow Corvas, its Affiliates, sublicensees, collaborators or consultants to publish or disclose the contents of LifeSeq(R) Database Product(s), or any Incyte software or hardware configurations, at any time without the express written consent of Incyte.

6.0 INTELLECTUAL PROPERTY.
--- ---------------------

6.1 INCYTE RIGHTS. With the exception of intellectual property rights granted to Corvas under the nonexclusive or exclusive license(s) granted under this Agreement, Incyte retains all rights it has to the Incyte Technology, Database Information and the LifeSeq(R) Database Product(s) and no licenses are granted herein except for those expressly provided in Article 3.0 .

6.2 CORVAS RIGHTS. Except as otherwise provided herein, Corvas, its Affiliates, licensees, or sublicensees, as applicable, shall respectively retain all intellectual property rights and title in and to any Gene Product(s), Drug Product(s), and inventions relating thereto, discovered or developed by or for Corvas, provided, however, that with respect to Full Length Clones or Full Length Contigs provided to Corvas by Incyte hereunder, Incyte retains the right to file patent application(s) with claims directed to composition of matter covering such Full Length Clones or Full Length Contigs.

6.3 PATENT PROSECUTION. Except as provided herein, the filing, prosecution, maintenance and enforcement of patent(s), copyrights, and other proprietary rights regarding the Incyte Technology shall be the responsibility of, and at the discretion of Incyte. Both parties shall share equally the responsibility and expense of filing, prosecuting, maintaining and enforcing any patents, copyrights and other proprietary rights created jointly by employees of both Parties.

6.4 FREEDOM FROM SUIT: RESEARCH FIELD OF USE. Consistent with the license grant of Incyte Patent Rights to Corvas as provided in Section 3.1 herein, with respect to composition of matter or use claims directed to Designated Gene Product(s) owned or controlled by Corvas, its Affiliate(s) or sublicensee(s), Corvas (or its Affiliate(s) or sublicensee(s) as the case may be) agrees not to sue or bring any action in any court or administrative agency or any other government authority alleging infringement of said patents as a result of activities of Incyte or its affiliates or (sub)licensee(s) in the Research Field of Use which would constitute an infringement of said patents, and further, Corvas (or its Affiliate(s) or sublicensee(s) as the case may be) agrees to extend such freedom from suit or action to further (sub)licensee(s) of Incyte, its affiliates, licensees or other collaborators of LifeSeq(R) Database Product(s). The foregoing freedom from suit provisions shall only apply with respect to such parties which have executed an agreement which contains a provision with substantially similar rights to Incyte, its affiliates , licensees and collaborators with respect to any similar patents rights of said affiliate, (sub)licensee or Corvas .

6.5 RESEARCH TOOLS AND DATABASE PRODUCTS OR SERVICES. With respect to composition of matter or use claims directed to Designated Gene Product(s) owned or controlled by Corvas, its Affiliate(s) or sublicensee(s), Corvas (or its Affiliate(s) or sublicensee(s) (other than Incyte under Section 6.4 above) as the case may be) agrees not to sue or bring any action in any court or administrative agency or any other government authority alleging infringement of said patents as a result of activities of Incyte or its affiliates or (sub)licensee(s) with respect to commercialization of research tools or database products or services, including microarray-based research tools or database products or services, by Incyte or its affiliates or
         (sub)licensee(s) , which would constitute an infringement of said patents, and further, Corvas (or Corvas Affiliate(s) or sublicensee(s) as the case may be) agrees to extend such freedom from suit or action to further (sub)licensee(s)s of Incyte, its affiliates or licensees with respect to commercialization of research tools or database products or services.

6.6 CORVAS PATENT INFORMATION. Corvas will provide Incyte with a list of the serial numbers of all issued patents or published patent applications ("Corvas Patent Information") containing composition of matter or use claims directed to Designated Gene Products(s) owned or controlled by Corvas, its Affiliate(s) or sublicensee(s), and shall update the Corvas Patent Information on a quarterly basis. Incyte will make Corvas Patent Information accessible to all licensees and collaborators which have executed an agreement which contains a provision which grants substantially similar rights to Incyte, its Affiliates, licensees and collaborators with respect to any similar patents rights of said affiliate, (sub)licensee or collaborator.

6.7 INCYTE PATENT INFORMATION. Incyte will provide Corvas with a list of the serial numbers of all issued patents ("Incyte Patent Information") containing composition of matter or use claims directed to Designated Gene Products(s) owned or controlled by Incyte, its Affiliate(s) or sublicensee(s), and shall update the Incyte Patent Information on a quarterly basis.

6.8 THIRD PARTY PATENTS. Subject to the warranties made hereunder as to each Party's knowledge of any third party rights that may be infringed by the uses of the Database Information as contemplated herein, the Parties acknowledge that, in order to discover, develop, and/or commercialize one or more Gene Products, they may require licenses under third party patent rights or such other rights,, and it is hereby agreed that it shall be each Party's responsibility to satisfy itself as to the need for such licenses and, if necessary, to obtain such licenses. To the extent that Corvas obtains any such third party licenses, it shall have no obligation to grant any sublicense or other rights to Incyte or any third party with respect thereto.

7.0 TERM; TERMINATION.
--- -----------------

7.1 TERMINATION AT FULL TERM. This Agreement shall commence as of the Effective Date and shall expire on the last day of the Access Term, unless terminated earlier as provided under this Section 7.1 or under
         Section 7.3. Corvas shall have the right to terminate the Access Term [...***...] after the Effective DaTe, upon thirty (30) days' prior, written notice and upon payment to Incyte of a termination fee equal [...***...].

7.2 TERM OF LICENSE(S). Upon termination or expiration of the Access Term, to retain any license procured under Sections 3.1, Corvas shall, on a Designated Gene Product by Designated Gene Product basis, pay to Incyte [...***...] or [...***...], until:

              a)    the filing by Corvas of the earlier of an IND (or PMA, 510K,
                    PLA) or equivalent or initiation of Phase I Clinical testing for which a milestone payment as been made pursuant to
                    Article 4.0 in which case such license shall then extend in perpetuity; or

              b) the license is terminated by Corvas prior to the filing by of an IND (or PMA, 510K, BLA) or equivalent by Corvas, on or before a given anniversary of the Access Term


                                    Page 27    *CONFIDENTIAL TREATMENT REQUESTED

7.3 BREACH. Material failure by either Party to comply with any of its obligations under this Agreement shall entitle the other Party to give to the Party in default notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within ninety (90) days after the receipt of such notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, in addition to any other remedies available to it by law or in equity, immediately to terminate this Agreement by giving notice to the other Party. The right of a Party to terminate this Agreement, as hereinafter provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

7.4 ACCRUED RIGHTS SURVIVING OBLIGATIONS. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, or expiration. Except as set forth in
         Section 7.3., upon any termination, relinquishment or expiration of this Agreement, the following provisions will not terminate, but will continue in full force and effect: Articles 2 (database access), 5 (confidentiality), 6 (intellectual property), 8 (representations/warranties), 9 (indemnity), and 10 (miscellaneous), any licenses or options granted by Incyte or entered into by Corvas, and any payment obligations thereunder pursuant to Corvas' rights under Articles 3 and 4. In the event the Agreement is terminated by Corvas due to a material breach by Incyte, Corvas will maintain a fully paid-up, royalty -free, non-exclusive license to develop, use and commercialize Designated Gene Products.

8.0 REPRESENTATIONS AND WARRANTIES; COVENANTS.
--- -----------------------------------------

8.1 REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that:

                  (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

                  (b) it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

                  (c) the execution and delivery of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action of such Party; and

                  (d) except for the governmental and Regulatory Approvals required to market the Drug Product(s) in the Territory, the execution, delivery and performance of this Agreement by such party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority and the execution, delivery or performance of this Agreement by such party does not violate any law, rule or regulation applicable to such party.

8.2 INCYTE'S REPRESENTATIONS Incyte hereby represents, warrants and covenants to Corvas as follows:

                  (a) to the best of Incyte's knowledge, as of the Effective Date it is the owner, or licensee (with the right to grant sublicenses), of the Incyte Patent Rights and Incyte Know-How, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of an ownership interest with respect to those Incyte Patent Rights and Incyte Know-How owned by Incyte, whatsoever.

         For purposes of this Section 8.2, the term "to the best of Incyte's knowledge" shall mean in each case Incyte's best knowledge without undertaking any special investigation with respect to such subject matter beyond the scope of those diligent investigations normally performed by Incyte in the course of its own business operations.

8.3 CORVAS REPRESENTATIONS. Corvas hereby represents, warrants and covenants to Incyte that it will comply with its obligation to record which Gene Product(s) have been Used by Corvas and to notify Incyte of the number of such Gene Product(s) in accordance with the Annual Reporting Mechanism.

8.4 NO CONFLICTING AGREEMENTS. Neither Party has in effect and after the Effective Date neither Party shall enter into any oral or written agreement or arrangement that would conflict with its obligations under this Agreement.

8.5 COMPLIANCE WITH LAW. Each Party shall be responsible for compliance with all applicable product safety, product testing, product labeling, package marking, and product advertising laws and regulations with respect to its own activities and Drug Products. Further, Corvas and Incyte shall each comply with the regulations of the United States and any other relevant nation concerning any use manufacture, export or other transfer of technology, services, or products.

8.6      DISCLAIMERS.

         (a) EXCEPT AS EXPLICITLY STATED HEREIN, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY INCYTE THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION WITHIN THE INCYTE

         PATENT RIGHTS, THAT ANY PATENT WITHIN THE INCYTE PATENT RIGHTS THAT HAS ISSUED OR ISSUES WILL BE VALID, OR THAT THE USE OF ANY LICENSE GRANTED HEREUNDER OR THAT THE USE OF ANY INCYTE PATENT RIGHTS WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTY. INCYTE MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO CORVAS' USE OF THE INFORMATION TO BE PROVIDED TO IT HEREUNDER. EXCEPT AS EXPLICITLY STATED HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NOVELTY OR FITNESS OF GENE PRODUCTS OR DATABASE INFORMATION FOR ANY PARTICULAR PURPOSE, ARE EXCLUDED. INCYTE MAKES NO WARRANTY THAT THE DATABASE INFORMATION DOES NOT CONTAIN ERRORS.

         (b) EXCEPT AS EXPLICITLY STATED HEREIN NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE ARISING FROM SUCH PARTY'S ACTIVITIES UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF INCYTE UNDER SECTION 9.2 BELOW FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES RECOVERED BY A THIRD PARTY.

9.0 INDEMNITY.
--- ---------

9.1 INDEMNIFICATION BY CORVAS. Corvas shall indemnify, defend and hold Incyte, its affiliates and licensees (other than Incyte) harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) as the result of claims, demands, actions or other proceedings which may be made or instituted by any third party against any of them, except to the extent such losses, liabilities, damages and expenses (including reasonable attorney's fees and costs) resulted from the gross negligence, recklessness or intentional misconduct of Incyte, and arising out of
         (i) a material breach of Corvas' representations, warranties or covenants under this Agreement, (ii) the development, manufacture, possession, distribution, use, testing, sale or other disposition of any Drug Product by Corvas, its Affiliates or licensees, (iii) products liability arising from the use by any third party of Drug Product(s) sold by or on behalf Corvas, its Affiliates or licensees, or (iv) the gross negligence, recklessness or intentional misconduct of Corvas or its Affiliates in connection with activities to be performed under this Agreement.

9.2 INDEMNIFICATION BY INCYTE. Incyte shall indemnify, defend and hold Corvas, its Affiliates and licensees harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) as the result of claims, demands, actions or proceedings which may be made or instituted by any third party against any of them arising out of (i) a material breach of Incyte's representations, warranties or covenants under this Agreement, (ii) the manufacture, possession, distribution, use, testing, sale or other disposition of any product by Incyte, its affiliates or licensees (other than Corvas, Corvas' Affiliates or Corvas' sublicensees), or (iii) the gross negligence, recklessness or intentional misconduct of Incyte or its affiliates in connection with activities to be performed under this Agreement.

9.3      PROCEDURE. A Party that intends to claim indemnification under this
         Article 9 (the "INDEMNITEE") shall promptly notify the indemnifying Party (the "INDEMNITOR") of any loss, liability, damage, expense, claim, demand, action or other proceeding in respect of which the Indemnitee or any of its affiliates intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee. The indemnity provisions in this Article 9 shall not apply to amounts paid in settlement of any loss, liability, damage, expense, claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 9, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 9. The Indemnitor may not settle the action or otherwise consent to an adverse judgment in action or other proceeding that materially diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee. The Indemnitee under this Article 9 and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

10.0 MISCELLANEOUS PROVISIONS.
---- ------------------------

10.1 NO PARTNERSHIP. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

10.2 ASSIGNMENTS. Neither Party shall assign any of its rights or obligations hereunder except: (i) as incident to the merger, consolidation, reorganization or acquisition of stock or assets or similar transaction affecting all or substantially all of the assets or voting control of the assigning Party; (ii) in the case of Corvas, to any Corvas Affiliate, or, in the case of Incyte, to any firm, partnership or legal entity which directly or indirectly owns, is owned by or is under common ownership with Incyte, provided that the assigning Party remains liable and responsible for such Corvas Affiliate's or Incyte subsidiary's performance hereunder, as applicable; (iii) with respect to either Party as the assignor, as incident to the acquisition or transfer of the assets affecting all or substantially all of the assets of the business of the Party relating to a given field of use, provided that the acquiring entity or transferee continues to fulfill its obligations to the other Party hereunder; (iv) with the written consent of the other Party, which consent shall not be withheld unreasonably. This Agreement shall be binding, upon the successors and permitted assigns of the Parties. Any assignment not in accordance with the above shall be void. To the extent that any assignment by Corvas hereunder would directly result in an increase in any withholding taxes for which Incyte is responsible under this Agreement, Corvas shall be responsible for such additional taxes.

          [...***...]

         In no event will Corvas' LifeSeq(R) Database Product(s) access rights be assignable to a successor or permitted assign if Incyte's obligations thereunder would increase materially as a result of the assignment (e.g. by having to service additional sites, or where Incyte would incur a material increase in expenses and/or services over those provided to Corvas hereunder), unless such successor or permitted assign provides appropriate pro-rated adjustment of the access fees, service charges or Incyte costs incurred, and consistent with access fees, service charges or Incyte costs incurred pertaining to comparable database services customers.

10.3 NO TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names "Incyte"



                                    Page 32    *CONFIDENTIAL TREATMENT REQUESTED
         or "Corvas", or any other trade name or trademark of Incyte or Corvas or their affiliates in connection with the performance of this Agreement.

10.4 PUBLIC ANNOUNCEMENTS. Except as may otherwise be required by law or regulation, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior consent of the other Party, such consent not to be unreasonably withheld. If this Agreement is determined to be material to the business of either Party so that its disclosure is required by law or regulation, the other Party shall have the right to review and comment on the text of the disclosure prior to its release to the public.

10.5 ENTIRE AGREEMENT OF THE PARTIES; AMENDMENTS. This Agreement and the other agreements between the Parties of even date herewith constitute and contain the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, representations, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties.

10.6 APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without reference to the conflicts of law principles thereof. The parties expressly exclude application of the United Nations Convention for the International Sale of Goods.

10.7 NOTICES AND DELIVERIES. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by commercial overnight courier, or transmitted by telex telegram or telecopy (facsimile, with confirmed receipt) to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party (referred to herein as "notice"). All notices shall be effective upon receipt.

                If to Incyte, addressed to:
                         Incyte Genomics, Inc.
                         3160 Porter Drive
                         Palo Alto, CA 94304
                         Attn:  Roy Whitfield, Chief Executive Officer

                If to Corvas, addressed to:
                         Corvas International, Inc.
                         3030 Science Park Road
                         San Diego, CA 92121
                         Attn: George P. Vlasuk, Ph.D., Chief Scientific Officer

10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9 FORCE MAJEURE. Force Majeure shall mean an Act of God, flood, fire, explosion, earthquake, strike, lockout, casualty or accident, war, civil commotion, act of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision, authority representative thereof, or the inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those enumerated above, which are beyond the reasonable control of such Party, which the Party affected has used its reasonable best efforts to avoid, and which prevent, restrict or interfere with the performance by a Party of its obligations hereunder. The Party affected by Force Majeure shall give notice to the other Party promptly in writing and whereupon shall be excused from those obligations hereunder, to the extent of such prevention, restriction or interference, provided that the affected party shall use its commercially reasonable efforts to overcome, avoid or remove such cause(s) of non-performance and shall continue performance whenever such cause(s) is removed with all possible speed. Nothing herein shall be deemed to require any party to settle on terms unsatisfactory to such party with regard to any strike, lock-out or other labor difficulty, any investigation or proceeding by any public authority or any litigation by any third party.

10.10 AFFILIATE PERFORMANCE. To the extent that any Affiliate of Corvas has access to any LifeSeq(R) Database Product(s), has the right to receive any other rights or benefits under this Agreement or otherwise is obligated to perform any obligations under this Agreement, Corvas shall cause such Affiliate to perform in full, when due, all applicable obligations under this Agreement to the same extent as if such Affiliate were a party to this Agreement; provided, however, that nothing in this Section 10.16 shall expand the rights or benefits of Corvas or Affiliates of Corvas, or the obligations of Incyte or Affiliates of Incyte, beyond those otherwise expressly set forth in this Agreement. Corvas shall guaranty timely performance in full by such Affiliate of all such obligations. A breach by such Affiliate of any such obligation shall constitute a breach by Corvas of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

INCYTE GENOMICS, INC.


By:      /s/      Roy A. Whitfeild
   -----------------------------------------

Name:             Roy A. Whitfeild
     ---------------------------------------

Title:            CEO
      --------------------------------------




CORVAS INTERNATIONAL


By:      /s/      George P. Vlasuk
   -----------------------------------------

Name:             George P. Vlasuk, Ph.D.
     ---------------------------------------

Title:            Chief Scientific Officer
      --------------------------------------

EXHIBIT A
---------

LifeSeq Database Product Description as of Effective Date:

o  Over 6.3 million ESTs
o  Over 120,000 human genes; 60,000 of which are Incyte proprietary
o  More than 30,000 5'-complete or full-length gene sequences
o  Highly expressed and "rare" genes
o  Over 1,200 representative tissue sources

LifeSeq(R) Gold online will accelerate scientists' discovery programs and provide full online access to all of Incyte's public and proprietary data. This database will also improve scientists' ability to reach their research milestones and provide regular updates via the Internet without the standard maintenance and hardware costs.

LifeSeq(R) Gold online is an Incyte-hosted version of the LifeSeq(R) Gold database. The database contains Incyte proprietary and public gene transcripts and is updated and assembled with new revisions regularly. Subscribers can access LifeSeq & Gold online via the Incyte.com web site.

EXHIBIT B
---------

Corvas employees with access to LifeSeq:

[...***...]












                                    Page 37    *CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C
---------

Serine Protease Dataset:

[...***...]




















                                    Page 38    *CONFIDENTIAL TREATMENT REQUESTED